Exhibit 99.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (the "Agreement"), dated as of March 9, 2001, has been executed by the undersigned (the "Subscriber") in connection with the offering and sale (the "Offering") of (i) up to 11,000 shares (of which 2,000 shares shall be the "Initial Shares", up to 3,000 shares, as determined pursuant to Section 1.1A, shall be the "Registration Shares" and 6,000 shares shall be the "Call Shares") of Series B Cumulative Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of Centura Software Corporation, a Delaware corporation (the "Company"), for a purchase price of $1,000 per share, convertible into shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), and possessing such other rights and preferences as are set forth in the Certificate of Designations, Preferences and Rights of the Preferred Stock, attached hereto as EXHIBIT A and filed with the Secretary of State of the State of Delaware on or prior to the date hereof (the "Certificate"), and (ii) (A) initial warrants (the "Initial Warrants") to purchase an aggregate of 114,286 additional shares of Common Stock will be issued to the Holder at the Initial Closing substantially in the form attached hereto as EXHIBIT B-1, (B) additional registration warrants (the "Registration Warrants") to purchase an aggregate amount of additional shares of Common Stock equal to ten percent (10%) of the aggregate purchase price of the Registration Shares divided by the Ceiling Price (as defined in the Certificate) of such shares will be issued to the Holder at the Registration Shares Closing substantially in the form attached hereto as EXHIBIT B-2 and (C) call warrants (the "Call Warrants," and together with the Initial Warrants and the Registration Warrants, collectively referred to herein as the "Warrants") to purchase an aggregate amount of 300,000 additional shares of Common Stock will be issued at the Subsequent Closings substantially in the form attached hereto as EXHIBIT B-3. The solicitation of this Agreement and, if accepted by the Company, the offer and sale of the Preferred Stock and the Warrants, are being made in reliance upon the provisions of Regulation D ("Regulation D") promulgated by the Securities and Exchange Commission (the "SEC") under the United States Securities Act of 1933, as amended (the "Securities Act"). The shares of Common Stock issuable upon conversion of the Preferred Stock (the "Underlying Common Shares") and the shares of Common Stock issuable upon exercise of the Warrants (the "Underlying Warrant Shares") are sometimes referred to in this Agreement as the "Underlying Shares."

Upon the terms and subject to the conditions set forth herein, the Subscriber hereby agrees to purchase, and the Company hereby agrees to issue and sell, up to 11,000 shares of Preferred Stock and the Initial Warrants at the aggregate purchase price set forth on Schedule 1 attached hereto in the name, number of shares of Preferred Stock and the Initial Warrants set forth on Schedule 1. In consideration of the mutual promises, representations, warranties and conditions set forth hereto, and intending to be legally bound hereby, the Company and the Subscriber hereby agree as follows:

1. Agreement to Subscribe

1.1 Purchase and Sale of Initial Shares and Initial Warrants. On the basis of the representations and warranties contained in this Agreement and subject to the terms and conditions hereinafter set forth, the Company shall issue and sell to the Subscriber and the Subscriber hereby subscribes for and purchases the specified number of shares of Preferred Stock and the specified number of Initial Warrants set forth opposite the name of such Subscriber on Schedule I attached hereto upon and subject to the conditions set forth in this Agreement for an aggregate purchase price of $1,000 for (i) each Initial Share and (ii) the related Initial Warrants. The closing of the purchase of the Initial Shares and Initial Warrants (the "Initial Closing") shall occur on March 9, 2001 or such other date as may be agreed to in writing by the Company and the Subscriber (the "Initial Closing Date"); provided that (a) the purchase price has been delivered by the Subscriber to LaSalle National Bank, as escrow agent (the "Escrow Agent") in accordance with the terms of the escrow agreement substantially in the form of EXHIBIT E hereto (the "Escrow Agreement") (in immediately available funds via a wire transfer pursuant to instructions previously delivered for such purpose), (b) the Initial Shares and the Initial Warrants subscribed for hereby shall have been issued and delivered by the Company to the Escrow Agent in accordance with the Escrow Agreement and (c) all other conditions precedent to the obligations of the Subscriber and the Company to the Initial Closing set forth herein shall have been satisfied or waived in writing.

1.1A Purchase and Sale of Registration Shares and Registration Warrants. (a) On the Registration Shares Closing Date (as defined below), subject to the terms and conditions hereinafter set forth, the Company shall issue and sell to the Subscriber the Registration Shares and the Registration Warrants and the Subscriber shall subscribe and purchase such shares and warrants subject to the conditions set forth in this Agreement for an aggregate purchase price of $1,000 for (i) each Registration Share and (ii) the related Registration Warrants. The aggregate purchase price for the Registration Shares and related Registration Warrants shall equal the product of (A) $2,000,000 times (B) the Ceiling Price (as defined in the Certificate) the Registration Shares, provided, that, in no event shall this aggregate purchase price exceed $3,000,000. The number of Registration Shares to be issued by the Company and purchased by the Subscriber shall equal the aggregate purchase price divided by $1,000. At the "Registration Shares Closing", the Company shall deliver to the Subscriber, subject to the terms and conditions herein, the Registration Shares and Registration Warrants. The Registration Shares Closing shall take place in the same manner as the Initial Closing; provided that (a) the Registration Shares and Registration Warrants shall have been issued and delivered by the Company to the Subscriber or as otherwise agreed between the parties and (b) all other conditions precedent to the obligations of the Subscriber and the Company to the Registration Shares Closing set forth herein shall have been satisfied or waived in writing.

(b) For the purposes of this section, the following definitions shall apply:

"Nasdaq Standard" shall mean a price per share of Common Stock equal to or in excess of the minimum bid price required for continued listing on the Nasdaq National Market under Standard 1 as amended from time to time.

"Registration Shares Closing Date" shall mean the date that the following conditions are satisfied: (i) such date is not less than twenty (20) trading days after the date that the Required Conditions are all satisfied (the "Target Closing Date"); (ii) trading in the Common Stock on the trading day immediately preceding the Registration Shares Closing Date shall satisfy the Nasdaq Standard; (iii) there shall not have been ten (10) consecutive trading days during the twenty (20) trading days immediately preceding the Registration Shares Closing Date that the Nasdaq Standard has not been satisfied; provided, however, that if the Registration Shares Closing Date is not the Target Closing Date, then the Registration Shares Closing Date shall occur on the trading day after the second (2nd) consecutive trading day on which this definition shall have been satisfied; provided, further, that if the Registration Shares Closing Date shall not have occurred by the earlier of (x) sixty (60) trading days after the Target Closing Date or (y) September 25, 2001, then the Subscriber shall not be obligated to purchase the Registration Shares and Registration Warrants.

"Required Conditions" shall mean all of the following: (i) one or more registration statements registering no less than 5,750,000 shares of Common Stock covering the resale of the Initial Shares, the Initial Warrants, the Registration Shares and the Registration Warrants being declared effective by the SEC (as defined in the Certificate), (ii) shareholder approval for the issuance and terms of the Preferred Stock and Warrants and for the increase in the authorized number of shares of Common Stock is obtained in accordance with Section 5.15 of this Agreement, and (iii) the Company shall have delivered to the Subscriber a Company Election Conversion Notice (as defined in the Certificate) with a ProRata Conversion Amount (as defined in the Certificate) equal to at least $1.5 million with a Company Election Conversion Period (as defined in the Certificate) of fifty (50) business days.

1.2 Call Option.

(a) Call Option. On any date during the period beginning three (3) months after the Initial Closing Date and March 27, 2002 (the "Option Period"), the Subscriber may exercise an option (a "Call Option"), without the consent of the Company, to obligate the Company to issue and sell to the Subscriber no less than $1,000,000 and up to an aggregate of $6,000,000 of Call Shares and Call Warrants; provided, however, that the number of Call Shares and Call Warrants is subject to reduction as provided in clause 1.2(b) below. The aggregate purchase price per (i) Call Share and (ii) related Call Warrants shall be $1,000 ("the "Call Purchase Price"). The number of Call Warrants to be issued with each Call Share shall be equal to (I) ten percent (10%) of the aggregate Call Purchase Price of the Call Shares which the Subscriber elects to purchase divided by (II) the Call Conversion Price. The Subscriber shall only be entitled to exercise its Call Option on one occasion (or, to the extent that the Subscriber is precluded from fully exercising its Call Option pursuant to Section 1.2(c), on two occasions). If the Call Options are not exercised in full by the Subscriber during the Option Period, any remaining amount of the Call Options shall expire at the end of the Option Period. The closing of the purchase of the Call Shares following exercise of the Call Options (each, a "Subsequent Closing") shall occur two (2) business days following the receipt by the Company of written notice by the Subscriber that the Subscriber's Call Option has been exercised (each, a "Subsequent Closing Date"), and in the same manner as the Initial Closing. At each Subsequent Closing, the Company shall deliver to the Subscriber, subject to the terms and conditions herein, the Subscriber's Call Shares and Call Warrants. Each Subsequent Closing shall take place in the same manner as the Initial Closing; provided that (a) the Call Shares and Call Warrants shall have been issued and delivered by the Company to the Subscriber or as otherwise agreed between the parties and (b) all other conditions precedent to the obligations of the Subscriber and the Company to each Subsequent Closing set forth herein shall have been satisfied or waived in writing. The Initial Closing, the Registration Shares Closing and each Subsequent Closing are hereinafter sometimes referred to as a "Closing." The Initial Closing Date, the Registration Shares Closing Date and the Subsequent Closing Date, as the case may be, are hereinafter sometimes referred to as a "Closing Date."

(b) Reduction of Call Option. At any time subsequent to the date that the Registration Statement has been declared effective by the SEC, if the closing price of the Company's Common Stock as traded on the Nasdaq National Market shall be $2.75 or greater for twenty (20) consecutive days, the Company may on one occasion issue a Call Option reduction notice (the "Reduction Notice"). The Reduction Notice shall specify the amount of the Call Option the Company elects to repurchase at a price of $.01 for every $1,000 of Stated Value of the Call Shares subject to the Call Option. The Company's repurchase will be exercised twenty (20) trading days after the Reduction Notice was delivered to the Subscriber. Notwithstanding the foregoing, nothing shall preclude the Subscriber from exercising its Call Option, in full or in part, pursuant to Section 1.2(a), during such 20 day period and in such circumstance, the Company shall not be entitled to reduce the amount of the Call Option exercised by the Subscriber during such 20 day period.

(c) Available Share Amount. Notwithstanding the provisions of Sections 1.2(a) and (b) above, until such time as the Company shall have obtained the shareholder approval pursuant to Section 5.15, the Subscriber shall not be entitled to exercise the Call Option for a number of Underlying Shares in excess of the Available Share Amount. The "Available Share Amount" shall be equal to (x) 5,750,000 (subject to adjustment for stock splits, combinations, reorganizations, recapitalizations and similar dilutive events) less (y) the number of Underlying Shares relating to previously issued Preferred Stock (assuming conversion at the Ceiling Price (as defined in the Certificate)) and Warrants. To the extent that shareholder approval is subsequently obtained pursuant to Section 5.15, the Subscriber may elect to exercise all or a portion of its remaining Call Option on one occasion within the Option Period by complying with the procedures set forth above. In addition, notwithstanding any contrary provision, until such time as the Company shall have obtained the shareholder approval pursuant to Section 5.15, the Company may not issue any Reduction Notice.

1.3 Conditions Precedent to the Obligation of the Company to Sell the Initial Shares at the Closing. The obligation hereunder of the Company to issue and sell the Initial Shares to the Subscriber is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. Each of these conditions are for the Company's sole benefit and may be waived in writing by the Company at any time in its sole discretion.

(a) Accuracy of the Subscriber's Representations and Warranties. The representations and warranties of the Subscriber shall be true and correct as of the date when made and in all material respects as of the Closing Date as though made at each time.

(b) Performance by the Subscriber. The Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement or any other Transaction Documents (as defined herein) to be performed, satisfied or complied with by the Subscriber at or prior to the Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement and the other Transaction Documents, and no valid proceeding shall have been commenced which may have the effect of prohibiting or adversely affecting any of the transactions contemplated hereby and thereby.

(d) Legal Investment. At the time of the Closing, the purchase of the Initial Shares and the Warrants by the Subscriber shall be legally permitted by all statutes, rules and regulations to which the Subscriber and the Company are subject.

(e) Registration Rights Agreement. The Subscriber shall have entered into the Registration Rights Agreement contemplated by Section 5.1.

1.4 Conditions Precedent to the Obligation of the Subscriber to Purchase the Initial Shares at the Initial Closing. The obligation of the Subscriber hereunder to acquire and pay for the Initial Shares is subject to the satisfaction, at or before the Initial Closing, of each of the following conditions. Each of these conditions is for the Subscriber's sole benefit and may be waived in writing by the Subscriber at any time in its sole discretion.

(a) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct as of the date when made and in all material respects as of the Initial Closing Date as though made at such time.

(b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement or any of the other Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Initial Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or adversely effects any of the transactions contemplated by this Agreement and the other Transaction Documents, and no proceeding shall have been commenced which may have the effect of prohibiting or adversely affecting any of the transactions contemplated hereby and thereby.

(d) Adverse Changes. For the period from December 31, 1999 until the Closing Date, except as publicly disclosed in the Company's press releases or filings (the "Recent Exchange Act Reports") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (the, "Prior Public Disclosures"), no event shall have occurred which has had or is reasonably likely to have a Material Adverse Effect (as defined in Section 3.6 hereof) on the Company.

(e) No Suspension of Trading in or Delisting of Common Stock. The trading in the Common Stock shall not have been suspended by the SEC or the National Association of Securities Dealers, Inc. (the "NASD"); the Common Stock shall not have been delisted from The Nasdaq National Market and the Company shall not have received any notice of threatened or pending proceedings for delisting the Common Stock from The Nasdaq National Market, which proceedings have not been withdrawn; and trading in securities generally as reported by The Nasdaq National Market shall not have been suspended or limited or minimum prices shall not have been established on securities whose trades are reported by The Nasdaq National Market.

(f) Legal Opinion. The Company shall have delivered to the Subscriber's an opinion of independent counsel to the Company, substantially in the form of EXHIBIT C attached hereto, dated the Initial Closing Date.

(g) Officer's Certificate. The Company shall have delivered to the Subscriber a certificate to be in the form of EXHIBIT F attached hereto, executed by an executive officer of the Company, to the effect that all the conditions to the Closing shall have been satisfied in all material respects and that the representations and warranties of the Company contained in the Agreement are true and correct in all material respects (representations and warranties that included any materiality qualification however, shall be true, complete and correct in all respects) on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on the date hereof.

(h) Registration Rights Agreement. The Company shall have entered into the Registration Rights Agreement with the Subscriber (the "Registration Rights Agreement") contemplated by Section 5.1, substantially in the form of EXHIBIT E.

(i) Certificate of Designations. The Company shall have filed the Certificate in accordance with the provisions hereof, the Certificate shall have become effective and the Company shall have delivered evidence thereof to the Subscriber.

(j) Reservation of Shares. On or prior to the Initial Closing Date, the Company shall have duly reserved the number of Underlying Common Shares and Underlying Warrant Shares required by this Agreement (as provided in Section 3.4(b) hereof), the Certificate, the Registration Rights Agreement and the Warrants (collectively, the "Transaction Documents") to be reserved for issuance upon conversion of the Initial Shares, the Registration Shares and the Call Shares and upon exercise of the Warrants.

(k) Legal Investment. At the time of the Closing, the purchase of the Initial Shares and the Warrants by the Subscriber shall be legally permitted by all statutes, rules and regulations to which the Subscriber and the Company are subject.

(l) Warrants. The Company shall have executed and delivered to the Subscriber the Initial Warrants.

(m) Secretary's Certificate. The Company shall have delivered to the Subscriber a certificate to be in the form of EXHIBIT G attached hereto, executed by the Secretary of the Company, certifying as to the truth and accuracy of the certificate of incorporation of the Company (the "Certificate of Incorporation"), as in effect on the Closing Date, the By-Laws of the Company, as in effect on the Closing Date, and the resolutions duly adopted by the Board of Directors authorizing and approving the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

(n) Nasdaq Filing. Pursuant to Rule 4310(c)(17) of The Nasdaq Stock Market, Inc.'s Marketplace Rules, the Company shall have filed a form with The Nasdaq Stock Market, Inc. designated by The Nasdaq Stock Market, Inc. for the listing of the Underlying Shares with respect to the Initial Shares not later than required by The Nasdaq Stock Market, Inc.

(o) Other Matters. On or prior to the Initial Closing Date, the Company shall have delivered to the Subscriber the following:

(i) A copy of the Certificate and the Certificate of Incorporation, certified as of a recent date by the Secretary of State of the State of Delaware; and

(ii) A long-form certificate of good standing and tax status of the Company certified as of a recent date by the Secretary of State of the States of Delaware and California.

1.4A Conditions Precedent to the Obligation of the Subscriber to Purchase the Registration Shares at the Registration Shares Closing. The obligation of the Subscriber hereunder to acquire and pay for the Registration Shares is subject to the satisfaction, at or before the Registration Shares Closing, of each of the following conditions. Each of these conditions is for the Subscriber's sole benefit and may be waived in writing by the Subscriber at any time in its sole discretion.

(a) Initial Closing. The Initial Closing shall have occurred.

(b) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct as of the date when made and in all material respects as of the Registration Shares Closing Date as though made at such time.

(c) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement or any of the other Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Registration Shares Closing.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or adversely effects any of the transactions contemplated by this Agreement and the other Transaction Documents, and no proceeding shall have been commenced which may have the effect of prohibiting or adversely affecting any of the transactions contemplated hereby and thereby.

(e) Adverse Changes. For the period from the Initial Closing Date until the Registration Shares Closing Date, except as publicly disclosed in the Company's press releases or the Exchange Act Reports, no event shall have occurred or be threatened to occur which has had or is likely to have a Material Adverse Effect on the Company.

(f) No Suspension of Trading in or Delisting of Common Stock. The trading in the Common Stock shall not have been suspended by the SEC or the NASD; the Common Stock shall not have been delisted from The Nasdaq National Market and the Company shall not have received any notice of threatened or pending proceedings for delisting the Common Stock from The Nasdaq National Market, which proceedings have not been withdrawn; and trading in securities generally as reported by The Nasdaq National Market shall not have been suspended or limited or minimum prices shall not have been established on securities whose trades are reported by The Nasdaq National Market.

(g) Legal Opinion. The Company shall have delivered to the Subscriber an opinion of independent counsel to the Company, substantially in the form of EXHIBIT C attached hereto, dated the Registration Shares Closing Date.

(h) Officer's Certificate. The Company shall have delivered to the Subscriber a certificate in form and substance reasonably satisfactory to the Subscriber, executed by an executive officer of the Company, to the effect in all material respects that all the conditions to the Registration Shares Closing shall have been satisfied and that the representations and warranties of the Company contained in the Agreement are true and correct in all material respects (representations and warranties that included any materiality qualification however, shall be true, complete and correct in all respects) on and as of the Registration Shares Closing Date with the same force and effect as though such representations and warranties had been made on the date hereof.

(i) Reservation of Shares. On the Registration Shares Closing Date, the Company shall have duly reserved the number of Underlying Common Shares required by this Agreement (as provided in Section 3.4(b) hereof) to be reserved for issuance upon conversion or exercise of any Registration Shares.

(j) Legal Investment. At the time of the Registration Shares Closing, the purchase of the Registration Shares by the Subscriber shall be legally permitted by all statutes, rules and regulations to which the Subscriber and the Company are subject.

(k) Nasdaq Filing. Pursuant to Rule 4310(c)(17) of The Nasdaq Stock Market, Inc.'s Marketplace Rules, the Company shall have filed a form with The Nasdaq Stock Market, Inc. designated by The Nasdaq Stock Market, Inc. for the listing of the Underlying Shares with respect to the Registration Shares not later than required by The Nasdaq Stock Market, Inc.

(l) Performance of Conversion Obligations. The Company shall have delivered Underlying Common Shares upon any conversion of the Initial Shares and otherwise performed its obligations in accordance with the terms, conditions and timing requirements of the Certificate.

(m) Warrants. The Company shall have executed and delivered to the Subscriber the Registration Warrants.

(n) Requisite Shareholder Approval. The Company shall have obtained the requisite shareholder approval for the issuance of Preferred Stock and Warrants and to increase the authorized number of Common Stock outstanding pursuant to Section 5.15 of this Agreement so that assuming an exercise of the Registration Warrants and/or a conversion of the Registration Shares on the Registration Shares Closing Date, Section 16 of the Certificate will not be triggered.

1.5 Conditions Precedent to the Obligation of the Subscriber to Purchase the Call Shares at each Subsequent Closing. The obligation of the Subscriber hereunder to acquire and pay for the Call Shares is subject to the satisfaction, at or before the applicable Subsequent Closing, of each of the following conditions. Each of these conditions is for the Subscriber's sole benefit and may be waived in writing by the Subscriber at any time in its sole discretion.

(a) Initial Closing. The Initial Closing and the Registration Shares Closing shall have occurred.

(b) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct as of the date when made and in all material respects as of the applicable Subsequent Closing Date as though made at such time.

(c) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement or any of the other Transaction Documents to be performed, satisfied or complied with by the Company at or prior to each Subsequent Closing.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or adversely effects any of the transactions contemplated by this Agreement and the other Transaction Documents, and no proceeding shall have been commenced which may have the effect of prohibiting or adversely affecting any of the transactions contemplated hereby and thereby.

(e) Adverse Changes. For the period from the Initial Closing Date until the applicable Subsequent Closing Date, except as publicly disclosed in the Company's press releases or the Exchange Act Reports, no event shall have occurred or be threatened to occur which has had or is likely to have a Material Adverse Effect on the Company.

(f) No Suspension of Trading in or Delisting of Common Stock. The trading in the Common Stock shall not have been suspended by the SEC or the NASD; the Common Stock shall not have been delisted from The Nasdaq National Market and the Company shall not have received any notice of threatened or pending proceedings for delisting the Common Stock from The Nasdaq National Market, which proceedings have not been withdrawn; and trading in securities generally as reported by The Nasdaq National Market shall not have been suspended or limited or minimum prices shall not have been established on securities whose trades are reported by The Nasdaq National Market.

(g) Legal Opinion. The Company shall have delivered to the Subscriber an opinion of independent counsel to the Company, substantially in the form of EXHIBIT C attached hereto, dated the applicable Subsequent Closing Date.

(h) Officer's Certificate. The Company shall have delivered to the Subscriber a certificate in form and substance reasonably satisfactory to the Subscriber, executed by an executive officer of the Company, to the effect that all the conditions to the applicable Subsequent Closing shall have been satisfied and that the representations and warranties of the Company contained in the Agreement are true and correct in all respects on and as of the applicable Subsequent Closing Date with the same force and effect as though such representations and warranties had been made on the date hereof.

(i) Reservation of Shares. On the applicable Subsequent Closing Date, the Company shall have duly reserved the number of Underlying Common Shares required by this Agreement (as provided in Section 3.4(b) hereof) to be reserved for issuance upon conversion or exercise of any Call Shares.

(j) Legal Investment. At the time of the applicable Subsequent Closing, the purchase of the Call Shares by the Subscriber shall be legally permitted by all statutes, rules and regulations to which the Subscriber and the Company are subject.

(k) Nasdaq Filing. Pursuant to Rule 4310(c)(17) of The Nasdaq Stock Market, Inc.'s Marketplace Rules, the Company shall have filed a form with The Nasdaq Stock Market, Inc. designated by The Nasdaq Stock Market, Inc. for the listing of the Underlying Shares with respect to the Call Shares not later than required by The Nasdaq Stock Market, Inc.

(l) Performance of Conversion Obligations. The Company shall have delivered Underlying Common Shares upon any conversion of the Initial Shares and/or Registration Shares, as the case may be, and otherwise performed its obligations in accordance with the terms, conditions and timing requirements of the Certificate.

(m) No Repurchase in Full of the Call Option. The Company shall not have repurchased in full the Call Option in accordance with Section 1.2(b).

(n) Warrants. The Company shall have executed and delivered to the Subscriber the Call Warrants.

2. Representations and Warranties of the Subscriber

The Subscriber represents and warrants to the Company that:

2.1 No Government Recommendation or Approval. The Subscriber understands that no United States federal or state agency or similar agency of any other country, has passed upon or made any recommendation or endorsement of the Company or of the Offering.

2.2 Intent. The Subscriber is purchasing the Initial Shares, the Initial Warrants and, if applicable, the Call Shares and the Call Warrants (collectively, the "Securities") for its own account and not with a view towards distribution and the Subscriber has no present arrangement to sell the Securities to or through any person or entity; provided, however, that by making the representation herein, the Subscriber does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws applicable to such disposition. The Subscriber understands that the Securities must be held indefinitely unless such Securities are subsequently registered under the Securities Act or an exemption from registration is available. The Subscriber has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act.

2.3 Sophisticated Investor. The Subscriber is an "accredited investor" (as defined in Rule 501 of Regulation D), and the Subscriber has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. The Subscriber acknowledges that the Securities are speculative and involve a high degree of risk.

2.4 Independent Investigation. The Subscriber, in making the decision to purchase the Preferred Stock subscribed for hereunder, has relied upon an independent investigation made by it and/or its representatives and has not relied on any information or representations made by third parties or on any oral or written representations or assurances from the Company or any representative or agent of the Company other than as set forth in the Transaction Documents and the Prior Public Disclosures. The Subscriber has had a reasonable opportunity to ask questions of, and receive answers from, the Company concerning the Company and the Offering. The Subscriber acknowledges that the price and terms of the Preferred Stock and the Warrants offered hereby have been determined by negotiation based in part on the market price for the Common Stock, and that it does not necessarily bear any relationship to the assets, book value or potential performance of the Company or any other recognized criteria of value. Neither such inquiries nor any other due diligence investigations conducted by such Subscriber or its advisors, if any, or its representatives shall modify, amend or affect such Subscriber's right to rely on the Company's representations and warranties contained in Section 3 below.

2.5 Authority. This Agreement has been duly authorized and validly executed and delivered by the Subscriber and is a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

2.6 No Legal Advice from Company. The Subscriber acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement, the Registration Rights Agreement, the Certificate, the Warrants and the legal opinion called for by Section 1.4(f) hereof, the Subscriber is relying solely on its counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.7 No Brokers. The Subscriber has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby.

2.8 Not an Affiliate. The Subscriber is not an officer, director or "affiliate" (as that term is defined in Rule 405 of Securities Act) of the Company.

2.9 Reliance on Representations and Warranties. The Subscriber understands that the Preferred Stock and the Warrants are being offered and sold to it in reliance on specific provisions of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth in this Agreement in order to determine the applicability of such provisions.

2.10 Placement Agent. The Subscriber acknowledges that Rochon Capital Group, Ltd. is acting as placement agent (the "Placement Agent") in connection with the offering of the shares of Preferred Stock by the Company and will be compensated by the Company for acting in such capacity. The Subscriber further acknowledges that the Placement Agent has acted solely as placement agent in connection with the offering of the shares of Preferred Stock by the Company, that the Subscriber has not obtained any advice from the Placement Agent concerning its investment or participation herein, that the information and data provided to the Subscriber in connection with the transactions contemplated hereby have not been subjected to independent verification by the Placement Agent, and that the Placement Agent makes no representation or warranty with respect to the accuracy or completeness of such information, data or other disclosure material. The Subscriber understands that the provisions of this Section 2.10 are for the benefit of, and may be enforced by, the Placement Agent.

3. Representations and Warranties of Company

The Company represents and warrants to the Subscriber that:

3.1 Company Status. The Company has registered its Common Stock pursuant to Section 12(b) or 12(g) of the Exchange Act, is in full compliance with all reporting requirements of the Exchange Act and with all requirements for the continued quotation of its Common Stock on The Nasdaq National Market, and such Common Stock is currently quoted for trading on The Nasdaq National Market.

3.2 Current Public Information. The Recent Exchange Act Reports are the only filings made by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the case of the Initial Closing Date, since December 31, 1999, and in the case of any Subsequent Closing Date, since the Initial Closing Date. The Recent Exchange Act Reports have been filed with the SEC on a timely basis.

3.3 No Directed Selling Efforts or General Solicitation in Regard to this Transaction. The Company has not conducted any general solicitation (as that term is used in Regulation D) with respect to the Securities, nor has it made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Securities Act.

3.4 Valid Issuance of Capital Stock. (a) The Company has an authorized capitalization consisting of 60,000,000 shares of Common Stock and 2,000,000 shares of preferred stock, par value $0.01 per share. The Company has issued and outstanding on March 7, 2001, 43,021,484 shares of Common Stock, of which no shares are held in treasury. As of the date hereof, the Company has outstanding the following securities convertible into or exercisable or exchangeable for Common Stock (the "Derivative Securities"): warrants to purchase 1,586,123 shares of Common Stock and options to purchase 9,397,577 shares of Common Stock. From the date hereof to the Initial Closing, there will be no changes in the authorized capital stock or Derivative Securities, except as contemplated by this Agreement.

(b) All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. On or before the Initial Closing Date, the authorized capitalization of the Company shall include the Preferred Stock and the Warrants; upon issuance, the shares of Preferred Stock shall be (i) validly authorized and issued, fully paid and non-assessable, (ii) free and clear from all taxes, liens and charges with respect to the issuance thereof and (iii) entitled to the rights and preferences set forth in the Certificate. At least 5,750,000 shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 5.2 below) have been duly authorized and reserved for issuance upon conversion of the Preferred Stock and exercise of the Warrants. Upon conversion or exercise in accordance with the Certificate or the Warrants, as the case may be, the Underlying Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of Common Stock and the holders of outstanding capital stock of the Company are not and shall not be entitled to preemptive or other rights afforded by the Company to subscribe for the capital stock or other securities of the Company as a result of the sale of the Preferred Stock, the Warrants or the issuance of Underlying Stock upon the conversion or exercise thereof. The issuance by the Company of the Securities is exempt from registration under the Securities Act. The issuance by the Company of the Preferred Stock and the Warrants is being made in reliance upon the exemption from registration set forth in Rule 506 of Regulation D under the Securities Act and is only being made to "accredited investors" that meet the requirements of Rule 501(a) of Regulation D and similar exemptions under state law.

(c) Other than as set forth in Section 3.4(a), (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding debt securities issued by the Company; (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries (as defined herein), or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement); (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement.

(d) 100% of the authorized shares of capital stock of each Subsidiary (as defined herein) other than Visual Enterprise, LLC ("VE") is owned by the Company (except for directors' qualifying shares or promotional shares), free and clear of any lien, charge, security interest, encumbrance, adverse claim or other restriction, and all the issued and outstanding shares of each Subsidiary other than VE are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. There are no outstanding agreements or commitments requiring the Company or any Subsidiary (other than VE) to issue capital stock or Derivative Securities. VE is a limited liability company organized under the laws of the State of Delaware. The Company owns not less than a sixty percent (60%) membership interest in VE. Except for a security interest held by Pacific Business Funding, there is no lien on the Company's membership interests in VE.

3.5 Share Issuance. The number of shares of Common Stock issuable upon conversion of the Preferred Stock and upon exercise of the Warrants may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to conversion of the Preferred Stock or exercise of the Warrants. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potentially dilutive effect. The Board of Directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interest of the Company. The Company specifically acknowledges that its obligation to issue the Underlying Shares upon conversion of the Preferred Stock and upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

3.6 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted and as proposed to be conducted. The Company has no Significant Subsidiaries (as defined herein) and no subsidiaries other than as set forth on Schedule 3.6 hereto (the "Subsidiaries"). The Company owns no securities other than the capital stock of the Subsidiaries and the Company's membership interest in VE. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those jurisdictions in which the failure so to qualify would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the business, operations, properties, prospects, or condition (financial or otherwise) of the Company and/or any condition or situation which would prohibit or otherwise adversely interfere with the ability of the Company to enter into and perform its obligations under the Transaction Documents. As used herein, "Significant Subsidiary" has the meaning set forth in Section 1-02(w) of Regulation S-X.

3.7 Authorization; Enforcement. (a) The Company has the requisite corporate power and authority to enter into and perform this Agreement and the other Transaction Documents, to issue the Preferred Stock in accordance with the terms hereof and thereof and to file and perform its obligations under the Certificate and the Certificate of Incorporation; (b) the execution and delivery of this Agreement and the other Transaction Documents, the issuance and delivery of the Preferred Stock and the Warrants, the filing of the Certificate by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or shareholders is required except as contemplated by Section 5.15; (c) this Agreement has been, and on or before the Initial Closing Date each of the other Transaction Documents will be, duly executed and delivered by the Company and on the Initial Closing Date, the Certificate will be duly filed and effective; and (d) this Agreement constitutes, and upon execution and delivery thereof, each of the other Transaction Documents shall constitute, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

3.8 Corporate Documents. The Company has furnished or made available to the Subscriber true, correct and complete copies of the Certificate of Incorporation, as in effect on the date hereof and the Company's By-Laws, as in effect on the date hereof (the Certificate of Incorporation, the Certificate and the Company's By-Laws are collectively referred to herein as the "Charter Documents"), certified in each case by the Secretary of the Company. The Company is not in violation of any of the provisions of its Charter Documents.

3.9 No Conflicts. The execution, delivery and performance of this Agreement, including the conversion of the Preferred Stock into Common Stock of the Company, and the Registration Rights Agreement, the filing of the Certificate, the issuance of the Preferred Stock and the Underlying Common Shares upon conversion of the Preferred Stock, the issuance of the Warrants and the Underlying Warrant Shares upon exercise of the Warrants and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of the Charter Documents or (ii) result in the creation of any lien, charge, security interest or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of or, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, credit facility or instrument to which the Company is a party, or result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The business of the Company is not being conducted in violation of any law, ordinance or regulations of any governmental entity, except for violations or potential violations which either individually or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation in the United States to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement or issue and sell the Preferred Stock or the Underlying Common Shares or issue and sell the Warrants or the Underlying Warrant Shares in accordance with the terms hereof and thereof (other than any SEC, NASD or state securities filings which may be required to be made by the Company subsequent to the Initial Closing, any registration statement which may be filed pursuant hereto and the filing of the Certificate).

3.10 Exchange Act Reports. The Company has made available to the Subscriber through the Electronic Data Gathering Analysis and Retrieval (EDGAR) system true, correct and complete copies of all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 1996 (the foregoing materials being collectively referred to herein as the "Exchange Act Reports"). The Company has not provided to the Subscriber any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed. As of their respective dates, the Exchange Act Reports complied (and as of its effective date, the Registration Statement for the Underlying Shares will comply) in all material respects with the requirements of the Exchange Act (or, in the case of such Registration Statement, the Securities Act) and the rules and regulations of the SEC promulgated thereunder and other applicable federal, state and local laws, rules and regulations, and none of the Exchange Act Reports contained (and, as of its effective date, such Registration Statement will not contain) any untrue statement of a material fact or omitted (and, as of its effective date, the Registration Statement will not omit) to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The audited financial statements of the Company included in the Exchange Act Reports or incorporated by reference in the Registration Statement comply or will comply in all material respects as to form with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been (or will be) prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present (or will fairly present) in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company has timely filed (including filing such documents by incorporation by reference) all agreements or documents to which the Company is a party that are required to be filed as exhibits to the Exchange Act Reports.

3.11 No Material Adverse Change. In the case of the Initial Closing, since December 31, 1999, except as disclosed in the Prior Public Disclosures, no Material Adverse Effect has occurred or exists with respect to the Company. In the case of any Subsequent Closing, since the Initial Closing, except as disclosed in the Exchange Act Reports, no Material Adverse Effect has occurred or exists with respect to the Company.

3.12 No Undisclosed Liabilities. The Company has no material liabilities or obligations not disclosed in the Exchange Act Reports, other than those incurred in the ordinary course of the Company's business since, in the case of the Initial Closing, December 31, 1999, and in the case of each Subsequent Closing, the Initial Closing Date, or which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

3.13 No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its business, operations, properties, prospects or condition (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (except that the Company is presently obligated to file a Form 8-K with respect to the sale of its client-server database software business not later than March ___, 2001).

3.14 Employee Relations. The Company is not involved in any union labor dispute nor, to the knowledge of the Company, is any such dispute threatened. None of the Company's employees is a member of a union, the Company is not a party to a collective bargaining agreement, and the Company believes that its relations with its employees are good. No executive officer (as defined in Rule 501(f) of the Securities Act) has notified the Company's Board of Directors that such officer intends to leave the Company in the near future or otherwise terminate such officer's employment with the Company and the Company does not expect to terminate any such officer during the six months following the date of this Agreement.

3.15 Transactions With Affiliates and Employees. Except as set forth on Schedule 3.15 hereto or in the Exchange Act Reports filed at least ten days prior to the date hereof and other than the grant or exercise of stock options disclosed in Section 3.4(a), none of the officers or directors of the Company and, to the Company's knowledge, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

3.16 Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the State of Delaware which is or could become applicable to the Subscriber as a result of the Subscriber and the Company fulfilling their obligations under the Transaction Documents, including, without limitation, the Company's issuance of the Securities and the Subscriber's ownership of the Securities.

3.17 No Brokers. Except for the Company's retention of the Placement Agent to act as a broker in connection with the transactions contemplated by this Agreement, the Company has not taken any action which would give rise to a claim by any person for brokerage commissions, finder's fees or similar payments by the Subscriber relating to this Agreement or the transactions contemplated hereby.

3.18 Effectiveness of SEC Filings. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

3.19 No Material Litigation Proceedings. The Company is not a party to or the subject of any litigation, arbitration or other proceeding which, if adversely determined, would individually or in the aggregate have a Material Adverse Effect. There is no action, suit, proceeding or investigation pending, or, to the knowledge of the Company, threatened, against the Company before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, or any action, suit, proceeding or investigation pending, or, to the knowledge of the Company, threatened, which in any such case challenges the validity of any action taken or to be taken by the Company pursuant to or in connection with this Agreement, the other Transaction Documents or the issuance of the Securities.

3.20 Compliance with Instruments, etc. The Company (or the manner in which it conducts its business) is not in breach or violation of, or in default under, any term or provision of (i) the Charter Documents, (ii) any indenture, mortgage, deed of trust, voting trust agreement, shareholders agreement, note agreement or other agreement or instrument to which it is a party or by which it is or may be bound or to which any of its property or assets is or may be subject, or any indebtedness, the effect of which breach or default, individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect, or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company or of any arbitrator, court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its activities, properties or assets and the effect of which breach or default, individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect.

3.21 Permits; Governmental and Other Approvals. The Company has such licenses, permits, consents, orders, approvals and other authorizations necessary for the conduct of its business as now being conducted and proposed to be conducted. No approval, consent, authorization or other order of, and no designation, filing, registration, qualification or recording with any governmental authority, domestic or foreign, is required for the Company's performance of this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby and thereby.

3.22 Intellectual Property.

(a) The Company has full and exclusive right, title and interest in and to, or license rights to, all patents, patent applications, registered or unregistered trademarks, service marks and trade names, registered or unregistered copyrights and applications therefor, licenses, approvals or governmental authorizations to conduct its business as now conducted, know-how, proprietary rights and processes, trade secrets, customer lists, methodologies (to the extent protectible), proprietary development and marketing information and know-how, inventions, inventors' notes (to the extent such notes exist), drawings, designs associated with the foregoing, and other confidential information (collectively, "Intellectual Property") relating to its business or otherwise used in or necessary for the proper conduct of its business, free and clear of all liens, security interests, claims and encumbrances of any nature, other than liens, security interests, claims and encumbrances obtained in connection with a secured debt financing with a bank or other financial institution; and (ii) the Company has no obligation to any other person or entity with respect to the Intellectual Property or any product or process of the Company utilizing or embodying any Intellectual Property.

(b) Only where the failure of the following to be true would have a Material Adverse Effect, there is (i) no infringement, misuse or misappropriation of any Intellectual Property owned, licensed or controlled by any third party arising out of any product or process now being used, manufactured or distributed, or ever having been used, manufactured or distributed at any time previously, by or on behalf of the Company, (ii) no pending or, to the knowledge of the Company, threatened claim or challenge of or proceeding for infringement, misuse or misappropriation of or interference with any Intellectual Property owned, licensed or controlled by any third party arising out of any product or process now being used, manufactured or distributed, or ever having been used, manufactured or distributed at any time previously, by or on behalf of the Company, (iii) no pending or threatened or potential claim, challenge or proceeding by the Company against any third party for infringement, misuse or misappropriation of or interference with any Intellectual Property owned, licensed or controlled by the Company or (iv) no notice or, to the knowledge of the Company, facts or information rendering any Intellectual Property owned, controlled or licensed by the Company invalid or unenforceable, nor, to the knowledge of the Company, is there any allegation that any such Intellectual Property is invalid or unenforceable.

3.23 Material Contracts. All contracts to which the Company is a party or by which the Company is bound which are or are required to be filed as or incorporated by reference as exhibits to the Exchange Act Reports (the "Material Contracts"), are valid, binding and enforceable in accordance with their terms (assuming the other parties thereto are bound) and are in full force and effect, except where such invalidity or unenforceability would not have a Material Adverse Effect. No payment default, breach or violation or alleged default by the Company exists under the Material Contracts, except where such default, breach or violation or alleged default would not have a Material Adverse Effect.

3.24 Investment Company. The Company is not, and is not controlled by or under common control with an affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

3.25 Solicitation Materials. The Company has not distributed to parties other than the Subscriber and its agents any offering materials in connection with the offering and sale of the Securities. The Company understands and confirms that the Subscriber shall be relying on the foregoing representations in effecting the transactions contemplated hereby.

3.26 No Integration. Neither the Company nor any of its affiliates nor any person acting on the Company's behalf has, directly or indirectly, at any time within the past six (6) months made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the NASD, as applicable.

3.27 Insurance. The Company maintains property and casualty, general liability, workers' compensation, personal injury and other similar types of insurance with financially sound and reputable insurers that is consistent with industry standards. The Company has not received notice from, or has any knowledge of any threat by, any insurer (that has issued any insurance policy to the Company) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy presently in force.

3.28 Taxes. All applicable tax returns required to be filed by the Company have been filed, or if not yet filed have been granted extensions of the filing dates which extensions have not expired, and all taxes, assessments, fees and other governmental charges upon the Company or upon any of its properties, income or franchises, shown in such returns and on assessments received by the Company to be due and payable have been paid, or adequate reserves therefor have been set up if any of such taxes are being contested in good faith; or if any of such tax returns or extensions requested have not been filed or if any such taxes have not been paid or so reserved for, the failure to so file or to pay would not in the aggregate or individually have a Material Adverse Effect.

3.29 Form S-3 Eligible. The Company meets the requirements for use of Form S-3 under the Securities Act.

3.30 Disclosure. The written information with respect to the Company heretofore provided and to be provided by the Company pursuant to this Agreement and the other Transaction Documents, including the Schedules and Exhibits hereto, and each of the agreements, documents, certificates and writings to be delivered to the Subscriber or its representatives at each Closing, do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary in order to make the statements and writings contained herein and therein not false or misleading in the light of the circumstances under which they were made. There is no fact known to the Company which would have a Material Adverse Effect which has not been set forth herein or otherwise disclosed in writing to the Subscriber.

4. Covenants of the Subscriber

4.1 Resales. The Subscriber shall not make any offers or sales of the Securities other than pursuant to a registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. The Subscriber will comply with applicable prospectus delivery requirements.

5. Covenants of the Company

5.1 Registration Rights. The Company will file as promptly as possible, but in no event later than 30 days after the Initial Closing, and use its best efforts to cause to become effective, as promptly as possible, but in no event later than 90 days after the Initial Closing, a registration statement (the "Registration Statement") on Form S-3 under the Securities Act covering any resale of the Underlying Shares and shall take all action necessary to qualify the Underlying Shares under all applicable state "blue sky" laws, in accordance with terms of the Registration Rights Agreement.

5.2 Reservation of Common Stock. As of the Closing, the Company will reserve 5,750,000 shares of Common Stock and shall continue to reserve and keep available at all times, free of preemptive rights, such shares in order to satisfy any obligation to issue shares of Common Stock upon conversion of the Preferred Stock and upon exercise of the Warrants and upon compliance with Section 5.15 herein shall reserve and keep available at all times, free of preemptive rights, shares of Common Stock in a number sufficient to enable the Company to satisfy one and one-half times the number of shares necessary to satisfy any obligation to issue shares of Common Stock upon conversion of the Preferred Stock as if all the Preferred Stock (whether Initial Shares or Call Shares) were converted as of the Initial Closing at the then applicable conversion price and at all times thereafter, plus the number of additional shares of Common Stock as would be issued upon exercise of the Warrants. The number of shares so reserved may be reduced by the number of shares actually delivered pursuant to conversion of a portion of the Preferred Stock (provided that in no event shall the number of shares so reserved be less than one and one-half times the number required to satisfy the remaining conversion rights on the unconverted Preferred Stock) and the number of shares so reserved shall be increased to reflect stock splits and stock dividends and distributions.

5.3 Listing of Underlying Shares. The Company hereby agrees, promptly following the each of the Closings of the transactions contemplated by this Agreement, to take such action to cause the Underlying Shares to be listed for trading on The Nasdaq National Market as promptly as possible but no later than the effective date of the Registration Statement referred to in Section 5.1. The Company further agrees, if the Company applies to have the Common Stock traded on any other principal stock exchange or market, that it will include in such application the Underlying Shares and will take such other action as is necessary to cause the Underlying Shares to be listed on such other exchange or market concurrently with any other Common Stock.

5.4 Exchange Act Registration. The Company will cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules and regulations thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act. The Company will take all action necessary to continue the listing and trading of its Common Stock on The Nasdaq National Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and The Nasdaq National Market.

5.5 Legends. The Underlying Shares and certificates evidencing the same shall at all times be free of legends (except as provided in Section 6.1 below), "stop transfers," "stock transfer restrictions" or other restrictions, upon the effectiveness of the Registration Statement.

5.6 Transfer Agent Instructions. The Company covenants and agrees that, promptly following execution and delivery of this Agreement, it shall issue irrevocable instructions (the "Irrevocable Transfer Agent Instructions") to its transfer agent for the Common Stock, and any subsequent transfer agent, such instructions to be in form and substance annexed hereto as EXHIBIT H, to facilitate trades of the Underlying Shares and to permit the Subscriber to timely deliver within any applicable settlement period certificates representing such shares in connection with any transfer or disposition of the Underlying Shares. The Company further covenants and agrees that, except as otherwise required by law, no instruction, other than the Irrevocable Transfer Agent Instructions, will be given by the Company to its transfer agent and that the Underlying Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Each of the Subscriber and the Company acknowledge and agree that their respective obligations pursuant to this Section 5.6 are subject to compliance by each of them with applicable securities laws. The Company covenants that it will use its best efforts to cause the Company's transfer agent to deliver certificates representing shares issued in connection with a transfer of Underlying Shares as promptly as practicable but in no event later than three (3) business days after delivery by the Subscriber of all required documentation in respect of such transfer to both the Transfer Agent and the Company as required pursuant to Paragraphs 7 and 8 of the Certificate. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Subscriber by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5.6 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5.6, that the Subscriber shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

5.7 Corporate Existence. So long as the Subscriber beneficially owns any Preferred Stock or Warrants, the Company shall maintain its corporate existence.

5.8 Use of Proceeds. The Company shall use all the proceeds received from the sale of the Securities pursuant to this Agreement for general corporate purposes, including working capital and for the repayment of the Company's borrowings, provided that the Company shall not use the proceeds to redeem its equity or equity-equivalent securities. Pending application of the proceeds of this placement in the manner permitted hereby, the Company will invest such proceeds in interest bearing accounts and/or short-term, investment grade interest bearing securities.

5.9 Rule 144A Information. The Company will (i) make available, upon request, to any holder of Securities and any prospective purchaser thereof designated by such a holder, upon the request of such holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act and (ii) update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of the Preferred Stock and the Warrants Shares conducted in accordance with Rule 144A.

5.10 Notice of Adverse Change. Until the delivery by the Company to the Subscriber of all of the shares of Common Stock issuable upon conversion of the Preferred Stock or all sums of cash upon redemption of the Preferred Stock, as applicable, such that after such delivery upon any such conversion or redemption no more than 5% of the Preferred Stock issued on the Closing Date remains outstanding, the Company will notify the Subscriber promptly (but in any event within seven days) after becoming aware of the existence of any condition or event which has had or is likely to have a Material Adverse Effect.

5.11 Dividends and Distributions. Until the delivery by the Company to the Subscriber of all of the shares of Common Stock issuable upon conversion of the Preferred Stock or all sums of cash upon redemption of the Preferred Stock, as applicable, such that after such delivery upon any such conversion or redemption no more than 5% of the Preferred Stock issued on the Closing Date remains outstanding, the Company shall not make or fix a record date for the determination of holders of Common Stock or other securities entitled to receive a dividend or other distribution (special or otherwise) or declare a cash dividend or other distribution payable in cash or property of the Company.

5.12 Filing of Current Report on Form 8-K. On the next business day prior to 9:30 a.m. Eastern Standard Time following any Closing Date, the Company shall file with the SEC a Current Report on Form 8-K describing the terms of the transaction consummated at the Closing and attaching the Transaction Documents and schedules thereto.

5.13 Form D. The Company agrees to file one or more Form D's with respect to the Securities as required under Regulation D and to provide a copy thereof to the Subscriber promptly after each such filing.

5.14 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of any or all of such Securities to the Subscriber.

5.15 Shareholder Approval. The Company shall provide each shareholder entitled to vote at the next meeting of shareholders of the Company, which meeting shall occur on or before June 30, 2001 (the "Shareholder Meeting Deadline"), a proxy statement soliciting each such shareholder's affirmative vote at such shareholder meeting for approval of the Company's issuance of all of the Securities as described in this Agreement (and providing each shareholder with sufficient information necessary so that upon approval of the shareholders of the Company of the transactions contemplated hereby, Section 16(a) of the Certificate shall no longer be applicable), and the Company shall use its best efforts to (i) solicit its shareholders' approval of such issuance of the Securities and to increase the authorized number of Common Stock outstanding to comply with Section 5.2 of this Agreement and (ii) cause the Board of Directors of the Company to recommend to the shareholders that they approve such proposal.

5.16 Exclusivity. So long as the Subscriber shall hold Preferred Stock, the Company shall not issue and sell any shares of Preferred Stock to any person or entity other than the Subscriber pursuant to this Agreement other than with the prior written consent of the Subscriber.

5.17 Right of First Refusal. If, during the period commencing on the Initial Closing Date and ending 180 days thereafter, the Company proposes to issue or sell any of its equity or debt securities or any Derivative Securities (other than (i) securities issued or sold pursuant to a firm commitment underwritten public offering by the Company, (ii) securities issued or sold in connection with a merger or consolidation or sale of all or substantially all of the Company's assets, (iii) merger or acquisition in which the purchase price is paid in whole or in part in securities of the Company, including the acquisition by the Company of membership interests in VE not owned by the company, (iv) securities issued or sold to a Strategic Partner (as defined below), whether singly or together with other securities or (v) securities issued and sold by the Company pursuant to any agreement in existence on the date hereof, then the Company shall give written notice (the "Proposal Notice") to the Subscriber of such proposed issuance, specifying the terms and conditions thereof in reasonable detail, and the Subscriber shall have the right, exercisable by written notice delivered within thirty (30) days of the date of receipt by the Subscriber of the Proposal Notice, to subscribe for and purchase all (or such lesser portion as the Subscriber shall specify in writing) of the Common Stock or other securities proposed to be issued, on terms and conditions no less favorable to the Subscriber than those specified in the Proposal Notice. This Section 5.17 shall not apply to (x) options or other securities issued to employees, directors, consultants, or officers of the Company as compensation or (y) warrants with a fixed exercise price and no reset provisions issued to a bank or other financial institution in connection with the issuance of non-convertible debt securities, or the entering into of a credit facility, a lease financing facility or other lending facility. A "Strategic Partner" shall mean an entity which is issued securities of the Company in connection with a significant commercial transaction or relationship with the Company which is directly related to the Company's business and is approved by the Board of Directors.

5.18 Transactions With Affiliates. So long as (i) any shares of Preferred Stock or Warrants are outstanding or (ii) the Subscriber owns Underlying Shares with a market value of at least $500,000 the Company shall not, and shall cause each Subsidiary not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of the Company's or any Subsidiary's officers, directors, persons who were officers or directors at any time during the previous two years, shareholders who beneficially own 5% or more of the Common Stock, or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each, a "Related Party"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company or (c) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party. For purposes hereof, any director who is also an officer of the Company or any Subsidiary shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. "Affiliate" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "Control" or "Controls" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

5.19 Credit Facility. Until the delivery by the Company to the Subscriber of all of the shares of Common Stock issuable upon conversion of the Preferred Stock or all sums of cash upon redemption of the Preferred Stock, as applicable, such that after such delivery upon any such conversion or redemption no more than 5% of the Preferred Stock issued on the Closing Date remains outstanding, the Company at all times shall (i) have a cash and cash equivalent balance of at least $2.5 million as shown on the Company's quarterly and annual financial statements or (ii) have in full force and effect an asset based loan facility with a bank or other financial institution which permits borrowings by the Company in excess of $2.5 million.

5.20 No Capital Demand Notice. The Company hereby covenants and agrees that it will not issue a Capital Demand Notice under the Common Stock Underwriting Agreement, dated September 12, 2000, entered into between the Company and Ramius Securities, LLC, before the expiration of six (6) months from the Initial Closing.

5.21 Restriction on New Options. The Company hereby covenants and agrees that it will not issue any additional options or other convertible securities until such time as the shareholders of the Company shall have approved the increase in the authorized number of Common Stock outstanding pursuant to Section 5.15 of this Agreement.

6. Legends; Subsequent Transfer of Securities; Denominations

6.1 Legend. The Company will issue one or more certificates evidencing the Preferred Stock and the Warrants in the name of the Subscriber and in such number of shares to be specified by such Subscriber prior to (or from time to time subsequent to) the applicable Closing. The Preferred Stock, the Warrants and any shares of Common Stock issued upon conversion thereof, will bear the following legend (the "Legend"):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

Following the effectiveness of the Registration Statement, the Company will issue certificates representing the Securities without the Legend to any transferee other than holders who are "affiliates" of the Company (as such term is defined under the Securities Act), promptly upon request, if (i) the holder thereof is permitted to dispose of such Securities pursuant to Rule 144(k) under the Securities Act, (ii) the Securities are sold to a purchaser or purchasers in a transaction exempt from registration under the Securities Act, as evidenced by an opinion of counsel to the transferor delivered and reasonably satisfactory to the Company or (iii) the Securities are sold to a purchaser or purchasers pursuant to an effective registration statement and the prospectus delivery requirements under the Securities Act are met.

6.2 Subscriber's Compliance. Nothing in this Section 6 shall affect in any way the Subscriber's obligations and agreement to comply with all applicable securities laws upon resale of the Securities.

6A. Payment Set Aside

To the extent that the Company makes a payment or payments to the Subscriber hereunder or pursuant to the Registration Rights Agreement or the Certificate or the Subscriber enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action) by the court of competent jurisdiction in a final non-appealable judgment, then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

7. Governing Law; Jurisdiction

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to principles of conflicts of law or choice of law, except for matters arising under the Securities Act or the Exchange Act which matters shall be construed and interpreted in accordance with such laws. The Company and the Subscriber hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The Company and the Subscriber consents to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the such party at its address set forth in this Agreement (and service so made shall be deemed complete five (5) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. The parties hereto hereby waive any right to a trial by jury in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

8. Assignment; Entire Agreement; Amendment

8.1 Assignment. Neither this Agreement nor any rights hereunder may be assigned by either party without the prior written consent of the other party hereto; provided, however, the Subscriber may assign its rights under this Agreement to an affiliate of the Subscriber who agrees to be bound by the terms hereof. To the extent that the Subscriber assigns this Agreement with the prior written consent of the Company or to an affiliate of the Subscriber, the provisions of this Agreement, the Certificate and the Registration Rights Agreement shall inure to the benefit of, and be enforceable by, any transferee of any of the Securities purchased by the Subscriber hereunder with respect to the Securities held by such person.

8.2 Entire Agreement; Amendment. This Agreement, the Certificate, the Registration Rights Agreement, the Warrants and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

9. Publicity

The Company agrees that it will not disclose, and will not include in any public announcement, the name or any information in respect of the transactions contemplated herein, including, without limitation, the names of the Subscriber, without the Subscriber's prior written consent, except that nothing herein shall prevent or impede the right of the Company to make such disclosure as is required by law or applicable regulation, to the extent that the Company determines in good faith that it is legally obligated to do so; provided, however, the Company shall file with the SEC Current Reports on Form 8-K pursuant to Section 5.12 herein. Except as may be required by law, the Company and the Subscriber shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

10. Notices, Etc.; Expenses, Indemnity

10.1 Notices. Any notice, demand or request required or permitted to be given by either the Company or the Subscriber pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or by facsimile, with a hard copy to follow by two day courier, addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing. Copies of notices to the Subscriber shall be sent to Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, Attention: Eleazer Klein, Esq., facsimile no.: (212) 593-5955. Copies of notices to the Company shall be sent to Orrick, Herrington & Sutcliffe LLP, Old Federal Reserve Bank Building, 400 Sansome Street, San Francisco, California 94111, Attention: Richard Grey, facsimile no.: (415) 773-5759.

10.2 Expenses. The Company shall reimburse the Subscriber for their respective reasonable expenses and fees in connection with this Agreement, which amount shall be withheld by the Subscriber from the purchase price, in an amount not to exceed $45,000.

10.3 Indemnification. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney's fees and expenses) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement in this Agreement.

11. Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

12. Survival; Severability

The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing notwithstanding any due diligence investigation conducted by or on behalf of the Subscriber. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

13. Titles and Subtitles

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

14. Placement Agent

The Company acknowledges that it has engaged the Placement Agent as a placement agent in connection with the sale of the Securities. The Company shall be responsible for the payment of any placement agent's fees or brokers' commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Subscriber harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company and the Subscriber have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY	SUBSCRIBER

CENTURA SOFTWARE CORPORATION

By: __/S/ RICHARD LUCIEN__________
Name: Richard Lucien Title: Chief Financial Officer
Address: 975 Island Drive Redwood Shores, California 94065 Attention: Chief Financial Officer Telephone: (650) 596-3400 Facsimile: (650) 596-4334

PECONIC FUND, LTD. By: RAMIUS CAPITAL GROUP, LLC its Investment Adviser

By: /S/ JEFFREY M. SOLOMON

Name: Jeffrey M. Solomon
Title: Partner

Address: c/o Ramius Capital Group, LLC
666 Third Avenue, 26th Floor
New York, New York 10017
Attention: Jeffrey M. Solomon

Andrew Strober
Telephone: (212) 845-7917
Facsimile: (212) 845-7999

Schedule I

Subscriber

			Aggregate purchase
	Number of Initial	Number of Initial	Price of Initial
Name and Address of Subscriber	Shares to be purchased:	Warrants to be purchased:	Shares and Initial Warrants:

Peconic Fund, Ltd.	2,000	114,286	$2,000,000
Total	2,000	114,286	$2,000,000

EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATIONS

EXHIBIT B-1

FORM OF INITIAL WARRANT

EXHIBIT B-2

FORM OF REGISTRATION WARRANT

EXHIBIT B-3

FORM OF ADDITIONAL WARRANT

EXHIBIT C

FORM OF OPINION

EXHIBIT D

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT E

FORM OF ESCROW AGREEMENT

EXHIBIT F

FORM OF OFFICER'S CERTIFICATE

EXHIBIT G

FORM OF SECRETARY'S CERTIFICATE

EXHIBIT H

FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS